EXHIBIT 10.15
                                                                   -------------

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

     THIS AGREEMENT AND PLAN OF MERGER is made as of the 28th day of February, 2001, by and among WIRELESS XCESSORIES GROUP, INC., a Delaware corporation ("Survivor"), and ACCESSORY SOLUTIONS.COM, INC., a Delaware corporation ("Accessory Solutions"), ADVANCED FOX ANTENNA, INC., a Delaware corporation ("Advanced Fox"), and CLIFFCO OF TAMPA BAY, INC., a Florida corporation ("Cliffco"), (collectively, the "Merging Entities") (Survivor and the Merging Entities are referred to individually as a "Constituent Entity" and collectively as the "Constituent Entities").

                              W I T N E S S E T H :

     WHEREAS, the Constituent Entities desire to cause the Merging Entities to combine and merge with and into Survivor so that, after the merger is effected, the only remaining entity will be Survivor;

     WHEREAS, the board of directors of Survivor and the boards of directors of each of the Merging Entities has deemed it desirable and in the best interests of the Constituent Entities to merge the Merging Entities with and into Survivor in the manner set forth herein;

     WHEREAS, Survivor owns all of the issued and outstanding capital stock of each of the Merging Entities; and

     WHEREAS, it is the intention that each merger of a Merging Entity (collectively, the "Merger") shall constitute a "reorganization" under the provisions of Section 368(a)(1)(A) and 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto, each intending to be legally bound hereby, do hereby agree as follows:

                                    ARTICLE I

In accordance with statutory merger provisions of the Delaware General Corporation Law (the "DGCL") and the Florida Business Corporation Act (the "FBCA") and the terms and conditions herein provided, the Merging Entities shall be merged with and into Survivor, and the separate existence of each of the Merging Entities shall cease, except insofar as it may be continued by operation of law, on the Effective Date of the Merger (as hereinafter defined). Thereupon, the Merging Entities and Survivor shall become a single entity, which shall be Survivor, which shall survive the Merger and shall continue to exist under and be governed by the laws of the State of Delaware.

                                   ARTICLE II

     On the Effective Date, the Certificate of Incorporation of Survivor shall be, and continue to be, the Certificate of Incorporation of Survivor until amended or repealed in accordance with their provisions and the provisions of applicable law.

                                   ARTICLE III

     On the Effective Date, the Bylaws of Survivor shall be, and continue to be, the Bylaws of Survivor until amended or repealed in accordance with their provisions, the provisions of the Certificate of Incorporation and the provisions of applicable law.

                                   ARTICLE IV

     The Board of Directors and the officers of Survivor immediately prior to the Effective Date of the Merger shall be and continue to be the Board of Directors and the officers of Survivor until their successors are elected and qualified, or their prior resignation, removal or death.

                                    ARTICLE V

     On the Effective Date of the Merger, each outstanding share of capital stock of the Merging Entities shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be canceled and the holders thereof shall not receive any capital stock in Survivor or cash or other securities or property in exchange therefor.

                                   ARTICLE VI

The Merger shall have the effects specified in the DGCL and the FBCA and, upon the effectiveness of the Merger, Survivor shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and shall be subject to all the restrictions, disabilities and duties, of each Constituent Entity; and all such rights, privileges, powers and franchises of each Constituent Entity, and all property, real, personal and mixed of each Constituent Entity, and all debts due to any Constituent Entity on whatever account, shall be vested in Survivor; and all such rights, privileges, powers, franchises, property and other interests of each Constituent Entity shall be thereafter as effectually the property of Survivor as they were of any Constituent Entity, and the title to any real estate vested by deed or otherwise in any Constituent Entity shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of any Constituent Entity shall be preserved unimpaired and all debts, liabilities and duties of any Constituent Entity shall thenceforth attach to Survivor, and may be enforced against Survivor to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

The parties hereto agree that from time to time and as and when requested by Survivor, or by its successors or assigns, to the extent permitted by law, the directors and officers of Survivor are hereby authorized in the name of the Merging Entities or otherwise to execute and deliver all such deeds, assignments, confirmations, assurances and other instruments and to take or cause to be taken all such further action as Survivor may deem necessary or desirable in order to vest, perfect, confirm in or assure Survivor title to and possession of all of said property, rights, privileges, powers and franchises and otherwise to carry out the intent and purpose of this Agreement.

                                   ARTICLE VII

The assets and liabilities of the Merging Entities shall be recorded upon the books of Survivor at the amounts at which they are carried on the books of the Merging Entities immediately prior to the Effective Date of the Merger.

                                  ARTICLE VIII

A Certificate of Merger shall be executed on behalf of the Constituent Entities, and such Certificate of Merger shall be filed with the Secretary of State of the State of Delaware. Articles of Merger shall be executed on behalf of the Constituent Entities and such Articles of Merger shall be filed with the Department of State of the State of Florida.

                                   ARTICLE IX

For the convenience of the parties hereto and to facilitate any filing and recording of this Agreement, any number of counterparts hereof may be executed, each of which shall be deemed to be an original of this Agreement but all of which together shall constitute one and the same instrument.

                                    ARTICLE X

Shareholders of Cliffco who, except for the applicability of Section 607.1104 of the FBCA providing for the merger of a parent and one or more subsidiaries without shareholder approval, would be entitled to vote and who dissent from the merger pursuant to Section 607.1320 of the FBCA, may be entitled, if they comply with the provisions of the FBCA regarding the rights of dissenting shareholder, to be paid the fair value of their shares.

Survivor hereby appoints the Secretary of State of the State of Florida and his successors in office as its agents for service of process in a proceeding to enforce any obligation or the rights of dissenting shareholders of Cliffco and Survivor will promptly pay to the dissenting shareholders of Cliffco the amount, if any, to which they are entitled under Section 607.1302 of the FBCA.

                                   ARTICLE XI

Survivor shall assume and pay all expenses in connection with the Merger not already paid as of the Effective Date of the Merger.

                                  ARTICLE XIII

This Agreement and Plan of Merger may be terminated and abandoned by the mutual consent of the respective directors of the Merging Entities and the directors and officers of the Survivor, at any time before the Effective Date of the Merger, whether before or after approval of this Agreement by stockholders of the Merging Entities, if such approval is required.

                                   ARTICLE XIV

The parties hereto, by the mutual consent of the respective boards of directors may amend, modify or supplement this Agreement in such manner as may be agreed upon by them in writing at any time before the Effective Date of the Merger, except that no such amendment, modification or supplement not adopted and approved by the stockholders of a Constituent Entity for which such shareholder approval was required shall effect a change of the type described in Section 251(d) of the DGCL or Section 607.1103 of the FBCA.

                                   ARTICLE XV

The Effective Date of the Merger shall be February 28, 2001 for accounting purposes.

                                   ARTICLE XVI

The directors and officers of Survivor shall be authorized, at such time in their sole discretion as they deem appropriate, to execute, acknowledge, verify, deliver, file and record, for and in the name of Survivor and the stockholders of the Merging Entities any and all documents and instruments, and shall do and perform any and all acts required by applicable law which the directors of Survivor deem necessary or advisable, in order to effectuate the Merger.

IN WITNESS WHEREOF, each of the parties hereto, pursuant to authority duly granted by its respective board of directors and stockholders has caused this Agreement and Plan of Merger to be executed by its duly authorized officers, all as of the day and year first above written.


                          WIRELESS XCESSORIES GROUP, INC., a
                          Delaware corporation


                          By: /s/ Ronald Badke
                              -------------------------------------------------
                              Name: Ronald Badke
                              Title: Chief Financial Officer and Secretary


                          ACCESSORY SOLUTIONS.COM, INC, a
                          Delaware Corporation


                          By: /s/ Ronald Badke
                              -------------------------------------------------
                              Name: Ronald Badke
                              Title: Chief Financial Officer and Secretary


                          ADVANCED FOX ANTENNA, INC.,
                            a Delaware corporation


                          By: /s/ Ronald Badke
                              -------------------------------------------------
                              Name: Ronald Badke
                              Title: Chief Financial Officer and Secretary


                          CLIFFCO OF TAMPA BAY, INC.,
                            a Florida Corporation

                          By: /s/ Ronald Badke
                              -------------------------------------------------
                              Name: Ronald Badke
                              Title: Chief Financial Officer and Secretary

WAIVER AND AMENDMENT NO. 2 TO REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

THIS WAIVER AND AMENDMENT NO. 2 ("Amendment") is entered into as of
March __, 2001, by and among Wireless Xcessories Group, Inc. formerly known as Batteries Batteries, Inc. ("BATS"), Tauber Electronics, Inc. ("TEI"), , Specific Energy Corporation ("SEC"), W.S. Battery & Sales Company, Inc. ("WSBS"), Battery Network, Inc. ("BN"), Battery Acquisition Corp. ("BAC"), (BATS, TEI, SEC, WSBS, BN and BAC, each a "Borrower" and collectively the "Borrowers"), IBJ Whitehall Business Credit Corporation (successor to IBJ Schroder Business Credit Corporation) ("IBJS"), each of the other financial institutions named in the Loan Agreement or which hereafter become parties thereto (IBJS and such financial institutions, the "Lenders") and IBJS as agent for the Lenders (IBJS in such capacity, the "Agent").

                                   BACKGROUND

Borrowers, Agent and Lenders are parties to a Revolving Credit, Term Loan and Security Agreement dated as of January 7, 1997 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Lenders provide Borrowers with certain financial accommodations.

Borrowers have requested that Agent and Lenders waive certain Events of Default and amend certain provisions of the Loan Agreement, and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

          2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 4 below, the Loan Agreement is hereby amended as follows:

          2.1. Section 6.5 is amended in its entirety to provide as follows:

               "6.5 Net Worth. Maintain at the end of each fiscal quarter set forth below a Net Worth of least the amount set opposite such fiscal quarter end below:

              Fiscal Quarter Ending                       Net Worth
              ---------------------                       ---------
              March 31, 2001                             $6,500,000
              June 30, 2001                              $6,600,000
              September 30, 2001                         $6,700,000
              December 31, 2001                          $6,700,000
              March 31, 2002                             $6,750,000
              June 30, 2002                              $6,850,000
              September 30, 2002                         $6,950,000
              December 31, 2002                          $7,050,000

              2.2. Section 6.7 is amended in its entirety to provide as follows:

              "6.7 Fixed Charge Coverage Ratio. Maintain as of the end of each rolling four-quarter period set forth below a Fixed Charge Coverage Ratio of not less than the ratio set opposite such rolling four-quarter period below:

              Rolling Four-quarter Period            Fixed Charge Coverage Ratio
              ---------------------------            ---------------------------
              April 1, 2000 - March 31, 2001                0.40 to 1.00
              July 1, 2000 - June 30, 2001                  0.65 to 1.00
              October 1, 2000 - September 30, 2001          1.25 to 1.00
              January 1, 2001 - December 31, 2001           1.50 to 1.00
              April 1, 2001 - March 31, 2002                1.25 to 1.00
              July 1, 2001 - June 30, 2002                  1.25 to 1.00
              October 1, 2001 - September 30, 2002          1.25 to 1.00
              January 1, 2002 - December 31, 2002           1.25 to 1.00

              2.3. Section 6.8 is amended in its entirety to provide as follows:

              "6.8 EBITDA. Maintain as of the end of each rolling four-quarter period set forth below, EBITDA of at least the amount set opposite such rolling four-quarter period below:

              Rolling Four-quarter Period                        EBITDA
              ---------------------------                        ------
              April 1, 2000 - March 31, 2001                   $1,600,000
              July 1, 2000 - June 30, 2001                     $1,615,000
              October 1, 2000 - September 30, 2001             $1,615,000
              January 1, 2001 - December 31, 2001              $2,000,000
              April 1, 2001 - March 31, 2002                   $2,000,000
              July 1, 2001 - June 30, 2002                     $2,000,000
              October 1, 2001 - September 30, 2002             $2,000,000
              January 1, 2002 - December 31, 2002              $2,000,000

              2.4. Section 13.1 is amended as follows:

              (a) The first sentence is amended in its entirety to provide as follows:

              "This Agreement, which shall inure to benefit of and shall be binding upon the respective successors and permitted assigns of each Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until January 7, 2003 (the "Term") unless sooner terminated as herein provided."

              (b) The last sentence is amended in its entirety to provide as follows:

              "In the event the Obligations are prepaid in full prior to the last day of the Term (the date of such prepayment hereinafter referred to as the "Early Termination Date"), Borrowers shall pay to Agent for the benefit of Lenders an early termination fee in an amount equal to $50,000 if the Early Termination Date occurs on or before January 6, 2003."

         3. Waiver. Subject to satisfaction of the conditions precedent set forth in Section 4 below, Lender hereby waives the Events of Default that have occurred for the fiscal quarter ending December 31, 2000 as a result of Borrowers' non-compliance (a) with Section 6.5 of the Loan Agreement solely as respects the failure to maintain the minimum Net Worth required pursuant to
Section 6.5 of the Loan Agreement, (b) Section 6.7 of the Loan Agreement solely as respects the failure to maintain the Fixed Charge Coverage Ratio required pursuant to Section 6.7 of the Loan Agreement, and (c) Section 6.8 of the Loan Agreement solely as respects the failure to maintain the EBITDA required pursuant to Section 6.8 of the Loan Agreement.

         4. Conditions of Effectiveness. This Amendment shall become effective, when and only when (a) Agent shall have received an original copy of this Amendment duly executed on behalf of each Borrower and (b) Agent shall receive a fee in the amount of $10,000, which may be charged to Borrowers' loan account on the effective date of this Amendment.

         5. Representations and Warranties. Each Borrower hereby represents and warrants as follows:

              (a) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of each Borrower and are enforceable against each Borrower in accordance with their respective terms.

              (b) Upon the effectiveness of this Amendment, each Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

              (c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

              (d) No Borrower has any defense, counterclaim or offset with respect to the Loan Agreement.

         6. Effect on the Loan Agreement.

              (a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

              (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

              (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in Section 3 operate as a waiver of any right, power or remedy of Agent or any Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

         7. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

         8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         9. Counterparts. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same agreement.

         IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.



                                       WIRELESS XCESSORIES GROUP, INC.
                                       (formerly known as BATTERIES
                                       BATTERIES, INC.)
                                       TAUBER ELECTRONICS, INC.
                                       SPECIFIC ENERGY CORPORATION
                                       BATTERY NETWORK, INC.
                                       W.S. BATTERY & SALES COMPANY, INC.
                                       BATTERY ACQUISITION CORP.


                                       By:_______________________________
                                       Name: ____________________________
                                       The ________ of each of the
                                       foregoing Corporations


                                       IBJ WHITEHALL BUSINESS CREDIT
                                       CORPORATION, as Agent and as Lender


                                       By:_______________________________
                                       Name:_____________________________
                                       Title:____________________________